Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

2.50% SUBORDINATED CONVERTIBLE DEBENTURES DUE JANUARY 15, 2025

issued by

DOV PHARMACEUTICAL, INC.

CUSIP Nos. 259858AA6 and 259858AB4

Pursuant to the Company Notice given by
DOV Pharmaceutical, Inc.
Dated November 9, 2006

SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE COMPANY NOTICE, THE RIGHT OF HOLDERS TO SURRENDER DEBENTURES FOR PURCHASE EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 2, 2007 (THE “REPURCHASE DATE”). DEBENTURES SURRENDERED FOR PURCHASE MAY BE WITHDRAWN IF THE REGISTERED HOLDER SUBMITS AND THE PAYING AGENT RECEIVES THIS COMPLETED AND SIGNED NOTICE OF WITHDRAWAL NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE REPURCHASE DATE.

HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL NOTICE OF WITHDRAWAL TO THE PAYING AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

The Paying Agent is Wells Fargo Bank, N.A.:

By Overnight Courier or Mail:	By Registered or Certified Mail:	By Hand:

Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 6th & Marquette Avenue Minneapolis, MN 55479 Attn: Reorg (if by mail, registered or certified recommended)	Wells Fargo Bank, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480 Attn: Reorg	Wells Fargo Bank, N.A. Corporate Trust Services Northstar East Bldg. - 12th Floor 608 2nd Avenue South Minneapolis, MN 55402 Attn: Reorg

By Facsimile:	To Confirm by Telephone:
(612) 667-6282 Attn: Bondholder Communications	(800) 344-5128; or (612) 667-9764 Attn: Bondholder Communications

For Information:
(612) 667-9764

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Company Notice dated November 9, 2006 of DOV Pharmaceutical, Inc., a Delaware corporation (“DOV Pharmaceutical”), and the accompanying Repurchase Notice, relating to the offer to purchase by DOV Pharmaceutical, at the option of the holder thereof, DOV Pharmaceutical’s 2.50% Convertible Subordinated Debentures Due January 15, 2025 (the “Debentures”) for $1,012.50 in cash per $1,000 principal amount at maturity of the Debentures, subject to the terms and conditions of the Indenture, the Debentures and related offer materials, as amended and supplemented from time to time (the “Option”).

This Notice of Withdrawal is to be completed by registered holders of Debentures desiring to withdraw the surrender of such Debentures in the Option if (1) Debentures have been previously surrendered to the Paying Agent, or (2) delivery of such Debentures has been previously made by book-entry transfer to the Paying Agent’s account at The Depository Trust Company (“DTC”) pursuant to the book-entry transfer procedures described under the caption “Procedures to Be Followed by Holders Electing to Surrender Debentures for Purchase” in the Company Notice.

{Remainder of page left blank intentionally}

Ladies and Gentlemen:

The undersigned hereby withdraws the undersigned’s surrender for purchase to DOV Pharmaceutical of the Debentures described below, which Debentures were previously surrendered for purchase pursuant to the Company Notice.

The undersigned understands that the withdrawal of Debentures previously surrendered in this Option, effected by this Notice of Withdrawal, may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for purchase for purposes of the undersigned’s Repurchase Notice. Such withdrawn Debentures may be resurrendered for purchase only by following the procedures for surrendering set forth in the Company Notice and in the accompanying Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s)*	Aggregate Principal Amount at Maturity Represented	Aggregate Principal Amount at Maturity Being Withdrawn**	Aggregate Principal Amount at Maturity Which Remains Subject to Purchase Notice

Total Principal Amount At Maturity Being Withdrawn

*	Need not be completed by holders surrendering the Debentures by book-entry transfer.

**
Unless otherwise indicated in the column labeled “Aggregate Principal Amount at Maturity Being Withdrawn” and subject to the terms and conditions of the Company Notice, a holder will be deemed to have withdrawn the entire aggregate principal amount at maturity represented by the Debentures indicated in the column labeled “Aggregate Principal Amount at Maturity Represented by Debentures.”

{Remainder of page left blank intentionally}

METHOD OF DELIVERY

☐	Check here if Debentures were physically delivered to the Paying Agent.

☐	Check here if Debentures were delivered by book-entry transfer made to the account maintained by the Paying Agent with DTC and complete the following:

Name of Surrendering Institution:
(Please Print)

Address:
(Please Print)

Zip Code

Telephone:

Facsimile:

Contact Person:

Date Surrendered:

DTC Account Number:

Transaction Code Number:

{Remainder of page left blank intentionally}

PLEASE SIGN BELOW

(TO BE COMPLETED BY ALL REGISTERED HOLDERS OF
DEBENTURES BEING WITHDRAWN)

This Notice of Withdrawal must be signed by the registered holder(s) of Debentures exactly as his (their) name(s) appear(s) on certificate(s) for Debentures or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Withdrawal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to DOV Pharmaceutical of such person’s authority to so act.

If the signature appearing below is not of the registered holder(s) of the Debentures, then the registered holder(s) must sign a valid power of attorney.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:	_______________________________________________________, 2005

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

SIGNATURE GUARANTEE (IF REQUIRED)
Certain Signatures Must be Guaranteed by an Eligible Institution

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Eligible Institution)

(Authorized Signature)

(Printed Name)

(Title)

Date:	________________________________________________________, 200__